UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2025, ProPhase Labs, Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company did not regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share.

As previously disclosed, the Company was provided an initial 180-day compliance period, followed by an additional 180-day compliance period, to regain compliance with the minimum bid price requirement, which expired on December 22, 2025.

Nasdaq indicated that trading of the Company’s common stock will be suspended at the opening of business on January 5, 2026, and that Nasdaq will file a Form 25 with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company intends to timely request a hearing before the Nasdaq Hearings Panel to appeal the staff determination.

In connection with the suspension of trading on Nasdaq, the Company is currently applying for quotation of its common stock on the OTC Markets.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Nasdaq Staff Determination Letter dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: Friday, January 2, 2026